UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 9, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34921	22-2960116
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2015, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into a Fifth Loan Modification Agreement (the “Loan Amendment”) with Silicon Valley Bank (the “Bank”), pursuant to which the parties amended the terms of the Loan and Security Agreement originally entered into on March 28, 2012 (as previously amended and as amended by the Loan Amendment, the “Loan and Security Agreement”). The Loan Amendment provides for a revolving line of credit (the “Revolving Line”) of up to $15.00 million, subject to a borrowing base equal to 80% of eligible accounts minus certain reserves. Borrowings under the Revolving Line bear interest at a per annum rate equal to the prime rate. The Revolving Line terminates on the earlier of (a) July 1, 2019 and (b) the maturity date of the Company’s convertible notes (the “Revolving Line Maturity Date”). In connection with the Revolving Line, the Company also paid the Bank a commitment fee of $37,500 and will pay the Bank an anniversary fee of $37,500 each year.

The Loan Amendment also provides for a $25.00 million term loan (the “2015 Term Loan Advance”) with per annum interest of 3.0%. The Loan Amendment provides for interest-only payments on the 2015 Term Loan Advance through January 31, 2017, and, starting on February 1, 2017, payment of principal in 30 equal monthly installments. The maturity date of the 2015 Term Loan Advance is the earlier of (a) July 1, 2019 and (b) the maturity date of the Company’s convertible notes. At its option, the Company may prepay all or any portion of the outstanding term loan, subject to a prepayment premium (as specified in the Loan Amendment). In addition, the 2015 Term Loan Advance is subject to a final payment of $1.25 million upon maturity or prior payment thereof.

If the Loan and Security Agreement is terminated by either party prior to the Revolving Line Maturity Date, the Company is obligated to pay the Bank a $300,000 early termination fee.

The Loan and Security Agreement provides for certain covenants of the Company, including a specified level of liquidity and either a minimum quarterly revenue level or a minimum free cash flow level.

The Company used $3.90 million of the proceeds of the 2015 Term Loan Advance to repay existing indebtedness to the Bank, and will use the remainder for general corporate purposes. The Company will use any borrowings under the Revolving Line for general corporate purposes.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 9, 2015, the Company consummated the previously announced purchase of certain assets and rights associated with the biological product metreleptin for injection (the “Product”), which is marketed as Myalept® in the United States, and the sourcing, manufacture and exploitation thereof (the “Transaction”), from Amylin Pharmaceuticals, LLC (the “Seller”) and AstraZeneca Pharmaceuticals LP, an affiliate of the Seller, pursuant to an asset purchase agreement dated November 5, 2014 (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, at the closing, the Company paid $325.00 million to the Seller and acquired the global rights to develop, manufacture and commercialize the Product, subject to an existing distributor license with Shionogi & Co., Ltd covering Japan, South Korea and Taiwan. In connection with the closing of the Transaction, the Company entered into a letter agreement with the Seller pursuant to which the Company agreed to (a) pay the Seller in cash an amount equal to royalty payments that become payable by the Seller and its affiliates to Bristol-Myers Squibb Company (“BMS”) with respect to net sales of the Product in the United States, as well as certain milestone payments, and (b) use certain specified resources and efforts to commercialize, market, promote and sell the Product. In addition, the Company has assumed certain royalty, milestone and diligence obligations of the Seller and its affiliates to third parties other than BMS related to the Product.

The Company and the Seller have also entered into a transitional services agreement (the “TSA”) pursuant to which the Seller has agreed to perform certain services for a period of time following closing, for the benefit of the Company, with respect to the Company’s use and operation of the assets purchased in connection with the Transaction.

The foregoing description of the Transaction and the agreements related thereto does not purport to be complete.

The Company is in the process of preparing the required financial statements in respect of the Product, and plans to file such financial statements no later than March 27, 2015.

A copy of the press release issued by the Company on January 12, 2015 announcing the completion of the Transaction is attached hereto as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2015, the Company issued a press release reporting, among other things, its preliminary 2014 net product sales. A copy of this press release is attached hereto as Exhibit 99.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

In late 2014, the Company received a request for information from the U.S. Securities and Exchange Commission (“SEC”). The SEC requested from the Company certain information related to the Company’s sales activities and disclosures related to the Company’s first product, JUXTAPID® (lomitapide) capsules. The SEC also is requesting documents and information on a number of other topics, including documents related to the subject matter of the previously disclosed investigations by government authorities in Brazil into whether the Company’s activities in Brazil violated Brazilian anti-corruption laws. The Company is cooperating with the SEC. While the Company believes that it has the appropriate policies and procedures in place to ensure accurate financial reporting and compliance with SEC rules and regulations, the Company cannot predict when the SEC will conclude its investigation or the outcome of the investigation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of Aegerion Pharmaceuticals, Inc. dated January 12, 2015.

99.2	Press Release of Aegerion Pharmaceuticals, Inc. dated January 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook
Name:	Anne Marie Cook
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Aegerion Pharmaceuticals, Inc. dated January 12, 2015.

99.2	Press Release of Aegerion Pharmaceuticals, Inc. dated January 12, 2015.